Exhibit 3.3
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  OXiGENE, INC.

                       ----------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                       ----------------------------------

          I, M. Andica Kunst, Vice President of OXiGENE, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

          FIRST: The name of the corporation is OXiGENE, INC. (hereinafter called the "Corporation").

          SECOND: The Restated Certificate of Incorporation of the Corporation is hereby being amended as follows:

          By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH to the Certificate of Incorporation:

                   "FOURTH: The aggregate number of shares of
                    all classes of stock which the Corporation is authorized to issue is Sixty Million (60,000,000) shares, designated Common Stock, of the par value of One Cent ($0.01) per share."

          THIRD: This amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of a majority of the stockholders entitled to vote in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


424480.1

          IN WITNESS WHEREOF, I have signed this certificate this ___th day of November, 1996.

                                                     OXiGENE, INC.


                                                     By:
                                                        ------------------------
                                                              M. Andica Kunst
                                                              Vice President

                                                      -2-
424480.1